                        SUBSIDIARIES OF THE REGISTRANT

                                                                                                     State or Other
                                                                                                      Jurisdiction
                                                                                Percentage of       of Incorporation
         Parent                               Subsidiary                          Ownership          of Subsidiary
----------------------------             --------------------------             -------------       ----------------
Beal Financial Corporation               Beal Banc Holding Company                  100%                Delaware
Beal Financial Corporation               Beal Delaware Corp.                        100%                Delaware
Beal Financial Corporation               380 Investors, Inc.                        100%                Nevada
Beal Banc Holding Company                Beal Bank, SSB                             100%                Texas
Beal Bank, SSB                           Beal Mortgage, Inc.                        100%                Texas
Beal Bank, SSB                           Loan Acceptance Corp.                      100%                Texas
Beal Bank, SSB                           Property Acceptance Corp.                  100%                Texas
Beal Bank, SSB                           BRE, Inc.                                  100%                Texas
BRE-1, Inc.                              BRE-N, Inc.                                100%                Texas
Beal Bank, SSB                           Beal Properties, Inc.                      100%                Texas
Beal Bank, SSB                           Foreign Lending Corp.                      100%                Texas
BRE-1, Inc.                              Beal Affordable Housing, Inc.              100%                Texas
Beal Bank, SSB                           BRE-2, Inc.                                100%                Texas
Beal Delaware Corp.                      Beal Business Trust                        100%                Delaware
Beal Affordable Housing, Inc.            Hebron Trail, Ltd.(1)                       99%                Texas
Beal Affordable Housing, Inc.            Lewisville Manor, Ltd.(1)                   99%                Texas
Beal Affordable Housing,  Inc.           Valley River Trail, Ltd.(1)                 99%                Texas
Beal Properties, Inc.                    Houston Central Green, LP                   50%                Texas
Beal Bank, SSB                           Beal Nevada Corp.                          100%                Nevada
Beal Bank, SSB                           BRE-1, Inc.                                100%                Texas
Beal Bank, SSB                           Beal/H.S., Inc.                            100%                Nevada
Beal/H.S., Inc.                          Beal Development, Ltd.(2)                  100%                Texas
BRE-2, Inc.                              OC One, Inc.                               100%                Texas
BRE-2, Inc.                              OC Two, Inc.                               100%                Texas
Beal Nevada Corp.                        Loan Participant Partners, Ltd.(3)         100%                Texas


(1) Beal Affordable Housing, Inc. is a 98% limited partner and Beal Mortgage, Inc. is a 1% general partner in these entities.
(2) Beal/H.S., Inc. is a 98% limited partner and Beal Properties, Inc. is a 1% general partner.
(3) Beal Nevada Corp. is a 99% limited partner and Property Acceptance Corp. is a 1% general partner.